Cohen & Co®

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated May 30, 2024, relating to the financial statements and financial highlights of USQ Core Real Estate Fund, for the year ended March 31, 2024, and to the references to our firm under the headings “Service Providers”, “Financial Highlights” and “Representations and Warranties” in the Joint Information Statement/Prospectus, and “Independent Registered Public Accounting Firm“ and “Financial Statements” in the Statement of Additional Information.

/s/ COHEN & COMPANY, LTD.
COHEN & COMPANY, LTD.
Cleveland, Ohio
June 14, 2024

COHEN & COMPANY, LTD.
800.229.1099 | 866.818.4538 fax | cohencpa.com
Registered with the Public Company Accounting Oversight Board

Cohen & Co®

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated May 30, 2024, relating to the financial statements and financial highlights of PREDEX, for the period ended March 31, 2024, and to the references to our firm under the headings “Service Providers”, “Financial Highlights” and “Representations and Warranties” in the Joint Information Statement/Prospectus, and “Independent Registered Public Accounting Firm“ and “Financial Statements” in the Statement of Additional Information.

/s/ COHEN & COMPANY, LTD.
COHEN & COMPANY, LTD.
Cleveland, Ohio
June 14, 2024

COHEN & COMPANY, LTD.
800.229.1099 | 866.818.4538 fax | cohencpa.com
Registered with the Public Company Accounting Oversight Board